                      SECURITIES AND EXCHANGE COMMISSION

                            Washington, D.C.  20549

                             ____________________


                                   FORM 8-K


                                Current Report
                    Pursuant to Section 13 or 15(d) of the
                        Securities Exchange Act of 1934


       Date of report (Date of earliest event reported): March 27, 2000



                      Shared Medical Systems Corporation
                      ----------------------------------
              (Exact Name of Registrant as Specified in Charter)

          Delaware                  0-7416               23-1704148
      -----------------          -------------       ------------------
       (State or Other            (Commission         (I.R.S. Employer
       Jurisdiction of            File Number)       Identification No.)
       Incorporation)

             51 Valley Stream Parkway, Malvern, Pennsylvania  19355
            -------------------------------------------------------
              (Address of principal executive offices)   (Zip Code)


        Registrant's telephone number, including area code 610-219-6300
                                                           ------------


                                Not Applicable
                                --------------
        (Former name or former address, if changed since last report.)
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ITEM 5.  Other Events.
         ------------

     The Company and Pittsburgh National Bank, as rights agent, entered into the Rights Agreement, dated as of May 1, 1991 (the "Original Rights Agreement"). The Company and ChaseMellon Shareholder Services, L.L.C. (successor rights agent to Pittsburgh National Bank), as rights agent, entered into Amendment No. 1 to Rights Agreement, dated as of March 27, 2000 ("Amendment No. 1"). Amendment No. 1 provided for a restatement of the Original Rights Agreement, as amended by Amendment No. 1.

     Amendment No. 1 deletes the requirement in the Original Rights Agreement that certain actions be authorized by "Continuing Directors" (as defined in the Original Rights Agreement), and substitutes therefor a requirement that such actions be approved by the Company's Board of Directors.

     The foregoing description of the amendment to the Company's rights plan is qualified in its entirety by reference to Amendment No. 1 and the Amended and Restated Rights Agreement, copies of which are filed as exhibits 4.1 and 4.2 to this report.


ITEM 7.  Financial Statements, Pro Forma Financial Information and Exhibits.
         ------------------------------------------------------------------

     (c) Exhibits.

         4.1 Amendment No. 1 to Rights Agreement, dated as of March 27, 2000, between Shared Medical Systems Corporation and ChaseMellon Shareholder Services, L.L.C., as Rights Agent.

         4.2 Amended and Restated Rights Agreement, dated as of March 27, 2000, between Shared Medical Systems Corporation and ChaseMellon Shareholder Services, L.L.C., as Rights Agent, including the exhibits thereto, including Exhibit C thereto, the Form of Rights Certificate.

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

                                      SHARED MEDICAL SYSTEMS CORPORATION


                                      By:  /s/ Terrence W. Kyle
                                         ------------------------------
                                           Terrence W. Kyle
                                           Senior Vice President,
                                           Chief Financial Officer,
                                           Treasurer, and Assistant
                                           Secretary

March 28, 2000